Exhibit 4.1

 AMENDMENT NO. 3

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of June 25, 2010 and is entered into by and among InfoLogix, Inc., a Delaware corporation (“Parent Borrower”), InfoLogix Systems Corporation, a Delaware corporation (“ISC”), Embedded Technologies, LLC, a Delaware limited liability company (“Embedded”), Opt Acquisition LLC, a Pennsylvania limited liability company (“Opt”), and InfoLogix—DDMS, Inc., a Delaware corporation (“DDMS”) (Parent Borrower, ISC, Embedded, Opt and DDMS are each referred to herein as a “Borrower” and collectively as “Borrowers”) and Hercules Technology Growth Capital, Inc., a Maryland corporation (“Lender”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement referred to below.

RECITALS

A.            Borrowers and Lender have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 20, 2009, as Amended by that certain Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of February 19, 2010 and that certain Amendment No. 2 (“Amendment No. 2”) to Amended and Restated Loan and Security Agreement dated as of April 6, 2010 (as may be amended, restated, supplemented or otherwise modified, the “Loan Agreement”).

B.            Events of Default exist under (a) Section 9.1 and Section 9.2 of the Loan Agreement as a result of a breach of Section 2.1(c) and Section 2.6(a)(i) of the Loan Agreement, (b) Section 9.2 of the Loan Agreement as a result of a breach of Section 7.20(d) of the Loan Agreement for the month of February 2010, and (c) Section 9.2 of the Loan Agreement as a result of a breach of Section 7.20(a) of the Loan Agreement for the Three Month Measurement Period ending December 2009, February 2010, March 2010, April 2010 and May 2010; such Events of Default described in clauses (a), (b) and (c) are herein referred to as the “Specified Events of Default”.

C.            Borrowers anticipate being in default under Section 9.2 of the Loan Agreement as a result of a breach of Section 7.20(a) of the Loan Agreement for the Measurement Period ending June 30, 2010 (such anticipatory default hereinafter referred to as the “Specified Anticipatory Default”).

D.            Lender has made certain discretionary overadvances to Borrowers, in order to enable Borrowers to pay certain critical expenses, despite the existence and continuance of the Specified Events of Default (such now existing or hereinafter arising discretionary overadvances, the “Discretionary Credit”)

E.            Borrowers and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.             AMENDMENTS.

1.1          SECTION 1 DEFINITIONS. The following new clause (v) is added at the end of the definition of “Permitted Transfers” and the word “and” is deleted as it appears immediately before clause (iv):

“and (v) the sale of US Patent 6,121,960 and South Korean Patent KR10-1999-7001648, entitled “Touch Screen Systems and Methods” (together, the “Touch Screen Patents”) pursuant to that certain Patent Purchase Agreement between Embedded and Intellectual Ventures Fund 68, LLC, dated as of June 8, 2010, provided, that concurrently with receipt of proceeds of the sale of the Touch Screen Patents, such proceeds shall be applied as follows: first, to repay the Discretionary Credit advanced by Lender and outstanding as of such date or reasonably anticipated to be outstanding after the date of such sale; and second, thereafter to the repayment of the Secured Obligations in Lender’s discretion.  No Term Loan Prepayment Charge shall be required for any prepayment of the Term Loans under this Section 2.6(a)(v).”

2.             BORROWERS REPRESENTATIONS AND WARRANTIES.  Each Borrower represents and warrants that:

(a)           immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with other than the “Specified Events of Default” and “Specified Anticipatory Default”;

(b)           such Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)           the certificate of incorporation, bylaws and other organizational documents of such Borrower delivered to Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)           the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)           this Amendment has been duly executed and delivered by such Borrower and is the binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)            as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Each Borrower acknowledges that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrowers in connection with this Amendment and in connection with the Loan Documents.

Each Borrower understands and acknowledges that Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.             LIMITATION.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.  Nothing herein nor in the Loan Agreement shall be interpreted as creating an expectation by Borrowers that Lender has agreed in the future to additional extensions of Discretionary Credit (other than those expressly provided for under Section 2.1(c) of the Loan Agreement) and each Borrower acknowledges that extensions of Discretionary Credit are provided by Lender in its sole and absolute discretion and are repayable on demand.

4.             EFFECTIVENESS.  This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1          Amendment.  Borrowers and Lender shall have duly executed and delivered this Amendment to Lender.

4.2          SALE OF TOUCH SCREEN PATENTS.  Concurrently with the effectiveness of this Amendment, the sale of the Touch Screen Patents shall have been consummated substantially in accordance with its terms and Lender shall have received proceeds of not less than $1,980,000.

5.             COUNTERPARTS.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

6.             GOVERNING LAW; VENUE.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS

OF THE STATE OF CALIFORNIA.  Borrowers and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWERS:

INFOLOGIX, INC.
By:	/s/David T. Gulian
David T. Gulian, President and CEO

INFOLOGIX SYSTEMS CORPORATION

By:	/s/David T. Gulian
David T. Gulian, President

OPT ACQUISITION LLC
By: InfoLogix Systems Corporation, its sole Member

By:	/s/David T. Gulian
David T. Gulian, President

EMBEDDED TECHNOLOGIES, LLC
By: InfoLogix Systems Corporation, its sole Member

By:	/s/David T. Gulian
David T. Gulian, President

INFOLOGIX — DDMS, INC.

By:	/s/David T. Gulian
David T. Gulian, President

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

a Maryland corporation

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

Signature Page to Amendment No. 3 to Amended and Restated Loan and Security Agreement